Exhibit 16

                        [Coopers & Lybrand Letterhead]

                                        May 31, 1996

          Securities and Exchange Commission
          450 5th Street, N.W.
          Washington, D.C.  20549

          Gentlemen:

          We have read the statements made by Mid-American Waste Systems, Inc.(copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of May 1996. We agree with the statements concerning our Firm in such Form 8-K.

                                        Very truly yours,

                                        /s/ Coopers & Lybrand L.L.P.
                                        Coopers & Lybrand L.L.P.